WELLINGTON HALL, LIMITED AND SUBSIDIARIES

                   EXHIBIT 11 - EARNINGS PER SHARE COMPUTATION

                                                              Years ended April 30
                                                2000                 1999                 1998
                                          ----------------     ----------------     ----------------
Basic

   Weighted Average Shares Outstanding             3,781,553            2,315,458            2,289,887
                                                ============         ============         ============

   Net Loss                                     $    (93,917)            (573,387)        $ (1,013,225)
                                                ============         ============         ============

   Per share amount                             $      (0.02)        $      (0.25)        $      (0.45)
                                                ============         ============         ============

   Diluted

   Weighted Average Shares Outstanding             3,781,553            2.315.458            2,289,887
                                                ============         ============         ============

   Diluted potential common shares
   outstanding during the years                            0                    0                    0

   Total Shares                                    3,781,553           2, 315,458            2,289,887
                                                ============         ============         ============

   Net Loss                                     $    (93,917)            (573,387)        $ (1,013,225)
                                                ============         ============         ============

   Per Share Amount                             $      (0.02)        $      (0.25)               (0.45)
                                                ============         ============         ============

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